Power of Attorney
Lockheed Martin Corporation

The undersigned hereby constitutes and appoints Kevin J. O'Connor, John E. Stevens and Lynda M. Noggle, and each of them, jointly and severally, the undersigned's lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the undersigned's name, place and stead, and authorizes each of them in any and all capacities to effect the actions described in paragraphs 1 through 6 below, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

1. Obtain credentials to enable the undersigned to submit and file documents, forms and information via the United States Securities and Exchange Commission
(SEC) Electronic Data Gathering and Retrieval (EDGAR) system, including (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purpose of the Form ID or such other documents; and
(ii) enrolling the undersigned in EDGAR Next.


2. Act as account administrator for the undersigned's EDGAR account, including
(i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T.

3. Cause Lockheed Martin Corporation (the Company) to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account.

4. Execute for, and on behalf of, the undersigned, in such form and substance as an attorney-in-fact approves in its discretion, any and all reports or forms
(including but not limited to Forms 3, 4 or 5, or Form 144) and any supplements or amendments thereto, that may be required to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (Section 16), and Rule 144 of the Securities Act of 1933 (Rule 144), with respect to the equity securities of the Company.

5. Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information.

6. Prepare, submit and file any and all such reports or forms (including but not limited to Forms 3, 4 or 5 or Forms 144), and any supplements or amendments thereto, with the SEC via EDGAR, or cause them to be prepared, submitted and filed by a person appointed under paragraph 2 or 3 above.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any forms pursuant to Section 16 or Rule 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.



Signature:
Name: /s/ Orlando Sanchez, Jr.
5/26/2026